SCHEDULE 14A INFORMATION STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          PRE-PAID LEGAL SERVICES, INC.
                (Name of Registrant as Specified in its Charter)


                                 NOT APPLICABLE
       (Name of Person(s) Filing Proxy Statement if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

     (1)  Title  of each  class of  securities  to  which  transaction  applies:
          ______________________.

     (2)  Aggregate   number  of  securities  to  which   transaction   applies:
          ______________________.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ___________________.

     (4)  Proposed maximum aggregate value of transaction: _________________.

     (5)  Total fee paid: ___________________.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: __________________.

     (2)  Form, Schedule or Registration Statement No.: _________________.

     (3)  Filing Party: __________________________.

     (4)  Date Filed: ___________________________.




                          PRE-PAID LEGAL SERVICES, INC.
                                One Pre-Paid Way
                               Ada, Oklahoma 74820


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE HOLDERS OF SHARES OF COMMON STOCK:

     The Annual Meeting of Shareholders  of PRE-PAID LEGAL  SERVICES,  INC. (the
"Company") will be held in the Liberty Auditorium at the Company's corporate offices located at One Pre-Paid Way in Ada, Oklahoma, on Friday, May 28, 2004, at 1:00 p.m., local time, for the following purposes:

     (1)  To elect a member to the Company's Board of Directors.

     (2) To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     The Annual Meeting may be recessed from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the bylaws.

     Shareholders of record of Common Stock at the close of business on April 2, 2004 are entitled to notice of, and to vote on all matters at, the Annual Meeting. A list of all shareholders will be available for inspection at the Annual Meeting and, during normal business hours the ten days prior thereto, at the offices of the Company, One Pre-Paid Way, Ada, Oklahoma.


                             BY ORDER OF THE BOARD OF DIRECTORS

                             Kathy Pinson, Secretary


Ada, Oklahoma
April 26, 2004

Please vote by telephone or by using the Internet as instructed on the enclosed Proxy Card or complete, sign and date the enclosed Proxy Card and return it promptly in the envelope enclosed for that purpose. You may nevertheless vote in person if you do attend the meeting.


                      [This page intentionally left blank]


                                 PROXY STATEMENT
                          PRE-PAID LEGAL SERVICES, INC.
                                One Pre-Paid Way
                               Ada, Oklahoma 74820

                       2004 ANNUAL MEETING OF SHAREHOLDERS

     The following information is furnished in connection with the 2004 Annual Meeting of Shareholders ("Annual Meeting") of PRE-PAID LEGAL SERVICES, INC. (the "Company") to be held in the Liberty Auditorium at the Company's corporate offices located at One Pre-Paid Way in Ada, Oklahoma, on Friday, May 28, 2004, at 1:00 p.m., local time. This Proxy Statement and accompanying materials will be mailed on or about April 26, 2004 to holders of record of Common Stock as of the record date.

     The record date for determining shareholders entitled to notice of the Annual Meeting and to vote has been established as the close of business on April 2, 2004. On that date, the Company had 16,464,982 shares of Common Stock, par value $.01 per share, outstanding and eligible to vote, exclusive of treasury stock. Holders of record of the Company's Common Stock on the record date will be entitled to one vote for each share held on all matters properly brought before the Annual Meeting.

     The Board of Directors of the Company is soliciting the enclosed proxy. All costs of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by telephone, telecopy or personal interview by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company will, upon request, reimburse such persons for their reasonable expenses in forwarding proxy materials to beneficial owners.

     Any shareholder returning the accompanying proxy or voting by telephone or the Internet may revoke such proxy at any time prior to its exercise by (a) giving written notice to the Company of such revocation, (b) voting in person at the Annual Meeting, (c) voting by telephone or using the Internet as instructed below (your latest telephone or Internet proxy is counted) or (d) executing and delivering to the Company a later dated proxy. Written revocations and later dated proxies should be sent to PRE-PAID LEGAL SERVICES, INC., One Pre-Paid Way, Ada, Oklahoma 74820, Attention: Kathy Pinson, Secretary.

                              ELECTION OF DIRECTOR

     The Board of Directors of the Company currently consists of six members and is divided into three classes equal in size, with the term of office of one class expiring each year. Randy Harp, whose term as a director expires as of the Annual Meeting is not standing for re-election as part of a corporate governance initiative required by the rules of the New York Stock Exchange ("NYSE") to have independent, outside directors comprise the majority of the Board. Effective at the Annual Meeting, the number of members of the Board of Directors will be reduced to five. The Board of Directors has nominated and proposes that Peter K. Grunebaum, whose term as a director also expires as of the Annual Meeting, be re-elected for a three-year term as a director.

     The election of a director requires the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting. All proxies received by the Board of Directors of the Company will be voted, in the absence of instructions to the contrary, FOR the re-election of Peter K. Grunebaum to the Board of Directors.

     Should Mr. Grunebaum be unable to serve for any reason, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees in which event all proxies received without instructions will be voted for the election of such substitute nominees. However, to the best knowledge of the Board of Directors of the Company, Mr. Grunebaum will serve if elected.

     The following is certain information about each director of the Company:

                                                                                     Existing
    Name                                     Age            Director Since        Term Expires
----------------------                       ---            --------------        ------------
Peter K. Grunebaum                            70                  1980                 2004
Harland C. Stonecipher                        65                  1976                 2005
Martin H. Belsky                              59                  1998                 2005
John W. Hail                                  73                  1998                 2006
Steven R. Hague                               59                  2003                 2006

Peter K. Grunebaum
     Mr. Grunebaum, currently an independent investment banker and corporate consultant, was the Managing Director of Fortrend International, an investment firm headquartered in New York, New York, a position he held from 1989 until the end of 2003.

Harland C. Stonecipher
     Mr. Stonecipher has been the Chairman of the Board of Directors of the Company since its organization in 1976 and served as Chief Executive Officer until March 1996 and since February 1997. Mr. Stonecipher also served as President of the Company at various times through January 1995 and since December 2002. Mr. Stonecipher also serves as an executive officer of various subsidiaries of the Company and as a director of Advantage Marketing Systems, Inc.

Martin H. Belsky
     Mr. Belsky, currently Dean and Professor of Law at the University of Tulsa College of Law, teaches courses in constitutional law, ethics, international law, and oceans policy. Previously, Mr. Belsky was Dean and Professor of Law at Albany Law School from 1986 to 1995.

John W. Hail
     John W. Hail is the founder of Advantage Marketing Systems, Inc. ("AMS") and has served as Chief Executive Officer and Chairman of the Board of Directors of AMS since its inception in June 1988. AMS sells more than 75 natural nutritional supplements, weight management products, and natural skincare and cosmetics. From July 1986 through May 1988, Mr. Hail served as Executive Vice President, Director and Agency Director of the Company and also served as Chairman of the Board of Directors of TVC Marketing, Inc., which was the exclusive marketing agent of the Company from April 1984 through September 1985. Mr. Hail also serves as a director of Duraswitch Industries, Inc.

Steven R. Hague
     Steven R. Hague has been a partner at One Source Advisors since 1999. One Source Advisors is a management and actuarial consulting firm that provides services related to product development; merger, acquisition and venture development; bank insurance development and analysis; operational performance analysis and financial reporting and forecasting. Previously Mr. Hague was Chief Executive Officer of American Southwest Holding Company, an insurance holding company created for merger and acquisition activities, from 1998 to 1999 and President and CEO of Bankers Protective Life Insurance Company from 1993 to 1997. Mr. Hague serves as a director of Advantage Marketing Systems, Inc.


Board Meetings and Committees

     The Board of Directors held four meetings during the year ended December 31, 2003 and acted by unanimous consent six times. During such year all directors listed above attended at least 75% of the meetings of the full Board and the committees on which they served.

     The Board of Directors has established an Executive Committee currently consisting of Messrs. Stonecipher, Harp and Grunebaum and an Audit Committee currently consisting of Messrs. Grunebaum, Belsky and Hague. The Executive
Committee may exercise all of the powers of the Board of Directors, except to the extent limited by law. The Audit Committee makes recommendations to the Board of Directors concerning the selection of and oversees the Company's relationship with its independent auditors and reviews with the independent auditors the scope and results of the annual audit. The Audit Committee also reviews financial statements and reports including proxy statements, Forms 10-K and Forms 10-Q, reviews all significant financial reporting issues and practices and monitors internal control policies. The Audit Committee also establishes procedures for receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control or auditing matters, recommends and reviews the Company's code of ethics and oversees the Company's internal audit function. The Board of Directors has determined that each of the members of the Audit Committee meets the independence standards of the New York Stock Exchange of corporate governance rules and applicable SEC rules. The Audit Committee held ten meetings during 2003. The Board of Directors has determined that none of the members of the Audit Committee qualify as a "financial expert" as defined by the rules of the SEC, because none of the members meet the requisite qualifications for such designation. All of the members were appointed prior to the adoption of the SEC rules relating to financial experts.

     Additionally, the Board of Directors has established a nominating committee and a compensation committee. The nominating committee consists of Messrs. Belsky and Hague and is designed to assist the full Board of Directors in selecting individuals for service on the Board of Directors and evaluating their performance. The compensation committee consists of Messrs. Hague and Belsky and was designed to evaluate and recommend the compensation of the executive officers of the Company to assure they are compensated effectively in a manner consistent with the overall objectives of the Company and to communicate the Company's compensation policies and the reasoning behind such policies to shareholders. The Board of Directors has determined that the members of both of these committees meet the independence requirements of corporate governance policies of the NYSE. Members of these committees are elected by the Board of Directors annually for one-year terms, or until their successors shall be duly elected and qualified. During 2003, the nominating committee met one time and the compensation committee met one time.


Corporate Governance Guidelines and Communications with the Board

     The Company adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics in accordance with the rules of the NYSE in January 2004. The Code of Business Conduct and Ethics is applicable to all employees and directors, including the Company's principal executive, financial and accounting officers. In addition, each of the committees of the board has a charter which has been approved by the board. Copies of the Corporate Governance Guidelines, Code of Business Conduct and Ethics and committee charters are available at the Company's website, www.prepaidlegal.com. In addition, copies of these documents are available to any shareholder who requests them from the Secretary of the Company. The Company intends to disclose amendments to, or waivers from, its Code of Business Conduct and Ethics by posting to its website. In addition, a copy of the Audit Committee charter as amended in 2003 to comply with new SEC and NYSE rules is attached as an appendix.

     The Company's Corporate Governance Guidelines requires that the non-management directors meet in executive session immediately following each meeting of the Board. The Guidelines provide that the Chairman of the Nominating Committee, currently Mr. Belsky, will preside over these meetings.

     The Board has adopted the independence criteria of the NYSE corporate governance rules to determine the independence of its directors. In January 2003, the Board determined that Messrs. Belsky, Grunebaum and Hague were independent under these criteria. As noted earlier, Mr. Harp, the Chief Operating Officer of the Company is not standing for re-election, and, after the annual meeting, the Company will be in compliance with the NYSE rules that a majority of the Board be independent.

     The Company's Corporate Governance Guidelines provide that any person, including any shareholder, desiring to communicate with, or make any concerns known to the Company, directors generally, non-management directors or an individual director only, may do so by submitting them in writing to the Company's Quality Assurance Supervisor, One Pre-Paid Way, Ada, Oklahoma 74820, with information to identify the person submitting the communication or concern, including the name, address, telephone number and an e-mail address (if applicable), together with information indicating the relationship of such person to the Company. The Company's Quality Assurance Supervisor is responsible for maintaining a record of any such communications or concerns and submitting them to the appropriate addressee(s) for potential action or response. The Company will establish the authenticity of any communication or concern before forwarding. Under the Corporate Governance Guidelines, the Company is not obligated to investigate or forward any anonymous submissions from persons who are not employees of the Company.

     The Company does not have a specific policy regarding board member's attendance at annual meetings of shareholders, although, as a general rule, all directors usually attend such meeting. At the 2003 annual meeting of shareholders, all directors attended the meeting except John Hail.

     In accordance with the rules of the NYSE, within 30 days after the date of the annual meeting, the Company's Chief Executive Officer expects to certify to the NYSE that he is not aware of any violation by the Company of the NYSE corporate governance listing standards. The Company's Chief Executive Officer and Chief Financial Officer have executed all certifications required by Section 302 of the Sarbanes-Oxley Act relating to the disclosures in the periodic reports filed with the Securities and Exchange Commission.


Compensation of Directors

     Directors who are also employees of the Company or its subsidiaries receive no additional compensation for their services as directors. Non-employee directors of the Company receive $500 per board and committee meeting attended. Under the Company's Stock Option Plan, each non-employee director also receives on March 1 of each year options to purchase 10,000 shares of Common Stock. These options are immediately exercisable as of the date of grant as to one-fourth of the shares covered by the options and vest in additional one-fourth increments on the following June 1st, September 1st and December 1st in the year of grant, subject to continued service by the non-employee director during such periods. Options granted to non-employee directors under the Stock Option Plan have an exercise price equal to the closing price of the Common Stock on the date of grant as reported by the New York Stock Exchange and expire five years from the date of grant. Additionally, Martin H. Belsky receives an additional director fee, not to exceed $6,000 annually, for his additional services as secretary of the Audit Committee and for other services.

     The Board of Directors recommends that the shareholders vote "FOR" the re-election of Peter K. Grunebaum to the Board of Directors.


Audit and Other Fees

     The firm of Grant Thornton LLP was originally engaged in September 2001 to serve as the Company's independent auditor and subsequently retained for the annual audits for the subsequent fiscal years. The aggregate fees billed, including expenses, by Grant Thornton LLP for 2003 and 2002 for various services are set forth below:

                                                          2003          2002
                                                          ----          ----
Audit Fees.......................................     $  313,531    $  220,786
Audit Related Fees...............................     $   10,102    $   10,665
Tax Fees.........................................     $   23,712    $      850
All Other Fees........   ........................     $        -    $        -

     Fees for audit services include fees associated with the annual audit of the Company and its subsidiaries, the review of the Company's quarterly reports on Form 10-Q and required statutory audits. Audit-related fees principally include audits in connection with the Company's employee benefit plans. Tax fees include tax compliance, tax advice and tax planning related to Federal, state and international tax matters. Prior year numbers have been conformed to current year presentation.

     The Audit Committee has considered whether the provision of non-audit services by Grant Thornton LLP is compatible with maintaining auditor independence and adopted in 2003 a policy that requires pre-approval of all audit and non-audit services. Such policy requires the Committee to approve services and fees in advance and requires documentation regarding the specific services to be performed. All 2003 audit and non-audit services fees were approved in advance in accordance with the Committee's policies.


                             AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors ("Board"), the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2003, the Committee met ten times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO and independent auditors prior to public release.

In discharging its oversight  responsibility as to the audit process,  the Audit
Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2003, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee intends to approve reappointment of the independent auditors for 2004.

   Peter K. Grunebaum             Martin H. Belsky            Steven R. Hague
   Committee Chairman             Committee Member            Committee Member


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers
     The current executive officers of the Company are named below:

                  Name                   Age            Position
     ----------------------              ---      -----------------------------------------------------------
     Harland C. Stonecipher              65       Chairman of the Board of Directors, Chief Executive Officer
                                                      and President
     Randy Harp                          48       Chief Operating Officer
     Kathleen S. Pinson                  51       Vice President of Regulatory Compliance and Secretary
     Steve Williamson                    43       Chief Financial Officer

     For description of the business background and other information concerning Mr. Stonecipher, see "Election of Directors" above. All executive officers serve at the discretion of the Board, subject to, in the case of Mr. Stonecipher, the terms of his employment agreement described below.

Randy Harp
     Mr. Harp was named Chief Financial Officer in March 1990 and served in that capacity until May 2000 and has served as Chief Operating Officer since March 1996. Mr. Harp is a Certified Public Accountant.

Kathleen S. Pinson
     Ms. Pinson was named Controller of the Company in May 1989 and has been a Vice President of the Company since June 1982. Ms. Pinson served on the Board of Directors from April 1990 until August 2002 when she resigned from the Board of Directors together with three other directors as part of a corporate governance initiative to have outside directors comprise the majority of the Board. Ms. Pinson has been employed by the Company since 1979 and currently serves as Vice President of Regulatory Compliance and Secretary. Ms. Pinson is a Certified Public Accountant.

Steve Williamson
     Mr. Williamson was named Chief Financial Officer of the Company in May 2000. From April 1997 until his employment with the Company in March 2000, Mr. Williamson served as the Chief Financial Officer of Peripheral Enhancements, Inc., an electronic memory assembly company. Prior to April 1997, Mr. Williamson served as Director in Charge of Banking Practice for Horne & Company, a public accounting firm. Mr. Williamson is a Certified Public Accountant.

Significant Employee - Wilburn L. Smith
     Wilburn Smith has been active in the marketing division of the Company since 1980. He served as a director of the Company from March, 1993 to October, 1995 and from April, 1997 to December 31, 2001, during which time he also served as President of the Company. Mr. Smith currently serves as National Marketing Director for the Company.

Executive Compensation

     The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered during the years ended December 31, 2003, 2002 and 2001 to the chief executive officer and to each other person serving as an executive officer of the Company as of December 31, 2003 whose compensation exceeded $100,000 during 2003. Such individuals are referred to herein as the "named executive officers."

                           Summary Compensation Table

                                                                          Long Term
                                            Annual Compensation(1)      Compensation

                                                                         Securities
                                                                         Underlying          All Other
  Name and Principal Position      Year     Salary       Bonus (2)         Options        Compensation (3)
-------------------------------    ----     --------     ----------     ------------      ----------------
Harland C. Stonecipher.........    2003     $157,755     $1,984,918              -            $12,490
   Chairman of the Board, Chief    2002      160,789      2,011,785        100,000             11,404
   Executive Officer and           2001      157,755      1,473,556        100,000             11,740
   President

Randy Harp.....................    2003      229,327         11,835              -              5,200
   Chief Operating Officer         2002      233,654              -         50,000              8,800
                                   2001      167,019         32,500         80,000              5,282

Kathleen S. Pinson.............    2003      139,422          6,575              -              5,200
   VP of Regulatory Compliance     2002      130,095              -          5,000              5,300
   and Secretary                   2001      110,613         12,500          5,000              5,282

Steve Williamson...............    2003      126,923          6,312              -              3,640
   Chief Financial Officer         2002      120,384          5,414          5,000              3,774
                                   2001       99,365          7,500         15,000              1,740

----------------

(1) Annual compensation amounts include amounts deferred at the election of the named individuals pursuant to a non-qualified deferred compensation plan adopted by the Company in 2002.

(2) Bonus to Mr. Stonecipher consists of override commissions earned by Mr. Stonecipher pursuant to an override commission agreement with the Company of $240,000 during each of 2003, 2002 and 2001, and override commissions earned by Mr. Stonecipher with respect to commissions earned by PPL Agency, Inc., a Company affiliated insurance agency, of $57,422, $57,932 and $56,576 during 2003, 2002 and 2001, respectively. The bonus amount also includes $1,176,980 during 2001 representing a payment of $10 for each marketing associate who participated in the Company's "Fast Start to Success" training program that commenced in January 1997. Effective August 2002 through December 31, 2002, and in lieu of the $10 fee, Mr. Stonecipher began receiving one-half of one percent of collected membership fees. Effective January 1, 2003, this compensation arrangement was modified to require certain levels of membership fees to be achieved. The 2002 bonus amount includes $1,033,340 of Fast Start bonuses and $680,513 of membership fee bonuses. The 2003 bonus amount includes $1,687,496 of membership fee bonus. See "Executive Compensation and Other Information-Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Certain Relationships and Related Transactions."

     Bonuses to Messrs. Harp and Williamson and Ms. Pinson during 2003 consisted of bonus based upon growth in the Company's membership base. Bonus to Mr. Williamson during 2002 pertained to the completion of a transaction related to the sale of a subsidiary and bonuses to Messrs. Harp and Williamson and Ms. Pinson during 2001 consisted of performance bonuses based upon the achievement by the Company of certain earnings per share goals.

(3) All Other Compensation of Mr. Stonecipher includes $3,130, $4,972 and $5,331 for the years 2003, 2002 and 2001, respectively, relating to the time value of premiums paid pursuant to a certain split dollar life insurance agreement that provides for such premiums to be refunded to the Company upon Mr. Stonecipher's death, and also includes $9,360, $6,432 and $6,409 for the years 2003, 2002 and 2001, respectively, representing vested contributions by the Company to the Employee Stock Ownership and Thrift Plan and Trust (the "ESOP").

     All Other Compensation of Messrs. Harp and Williamson and Ms. Pinson consists of vested contributions by the Company to the ESOP.

     There were no grants of stock options during the year ended December 31, 2003 under the Company's Stock Option Plan to any of the named executive officers.


                 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                            Number of Securities                 Value of
                                                           Underlying Unexercised        Unexercised In-the-Money
                             Shares                              Options at                     Options at
                            Acquired           Value          December 31, 2003            December 31, 2003 (1)
           Name            on Exercise       Realized    Exercisable   Unexercisable    Exercisable   Unexercisable
----------------------     -----------       --------    -----------   -------------    -----------   -------------
Harland C. Stonecipher           -               -         400,000              -       $1,158,000      $       -
Randy Harp                       -               -         212,000         18,000          662,040        124,560
Kathleen S. Pinson               -               -          17,500          2,500           53,100          4,800
Steve Williamson                 -               -          26,500          8,500           80,780         46,320

----------------------------

(1)  Value  of  unexercised   in-the-money  options  at  December  31,  2003  is
     calculated based on the market price per share of Common Stock of $26.12 per share on December 31, 2003 less the option exercise price.


Employment Contracts and Termination of Employment and Change-in-Control
  Arrangements

     The Company has an employment agreement with Mr. Stonecipher that commenced in January 1993 and was scheduled to expire on June 30, 2003 but it has been automatically extended to June 30, 2004 and will be automatically extended for successive one-year periods unless either party elects to terminate at least 30 days prior to the expiration date. Under the terms of the employment agreement, Mr. Stonecipher is to receive compensation as determined by the Board of Directors but not less than $157,755 per year. In addition to his annual salary, Mr. Stonecipher also is entitled to receive a supplemental retirement benefit in the amount of $26,000 per year payable on the first day of the month following his termination of employment and annually thereafter until the earlier of his death or the date upon which ten such payments have been made. Mr. Stonecipher must meet certain minimal conditions subsequent to the termination of his employment in order to receive such payments. The Company's obligation for supplemental retirement benefits pursuant to the employment agreement is subject to the continuation of a certain split dollar life insurance agreement between the Company and Shirley A. Stonecipher, Mr. Stonecipher's wife, described below. If the Company terminates the employment agreement for any reason (other than Mr. Stonecipher's death) or Mr. Stonecipher terminates the agreement for certain specified events including a change of control of the Company (as defined in the agreement), the Company is required to pay Mr. Stonecipher a lump sum payment equal to the present value (using a 3% discount rate) of the remaining salary and retirement benefits throughout the term of the agreement.

     Pursuant to a separate agreement with the Company, Mr. Stonecipher is also entitled to an override commission, payable monthly, in an amount equal to $.025 per active membership as compensation for his efforts in assisting in the growth and development of new production for the Company and its subsidiaries. The agreement provides that the amount of the commissions shall in no event exceed $20,000 per month. The payment of such commissions to Mr. Stonecipher continues during his lifetime and after his death to his designated beneficiaries and their successors. The agreement requires that Mr. Stonecipher devote reasonable efforts to the generation of new membership sales for the Company. The amounts paid to Mr. Stonecipher under this agreement during the fiscal year ended December 31, 2003 are reflected in the summary compensation table set forth above. Mr. Stonecipher has deferred payments under this agreement of $30,199 at December 31, 2003. Mr. Stonecipher also receives a portion of the annualized commission revenue of PPL Agency, Inc., which is owned by Mr. Stonecipher as a nominee for the Company. See "Certain Relationships and Related Transactions." Such amounts paid to Mr. Stonecipher are also reflected in the summary compensation table set forth above.

     Commencing in January 1997, the Company implemented its "Fast Start to Success" program pursuant to which electing marketing associates may participate in Company-sponsored sales training programs, including use of a video and other training aides developed by the Company. The cost to each marketing associate for participation in the program is typically $249, except for special promotions the Company implements from time to time. At the time, the Board of Directors approved a payment to Mr. Stonecipher of $10 for each marketing associate who participated in the program until August 2002 at which time this form of compensation ceased and was replaced by one-half of one percent (.5%) of Membership premiums collected. Such amounts paid to Mr. Stonecipher are reflected in the summary compensation table set forth above. Mr. Stonecipher has deferred payments under this agreement of $258,249 during 2002 and $656,703 during 2003.

     In July 1984, the Company entered into a life insurance arrangement with Shirley A. Stonecipher, Mr. Stonecipher's wife, whereby the Company agreed to pay premiums on a life insurance policy covering Mr. Stonecipher. The face amount of the policy is $600,000 and Mrs. Stonecipher is the owner and beneficiary. Mrs. Stonecipher has an agreement with the Company whereby upon Mr. Stonecipher's death, the proceeds of the policy will be paid to the Company in an amount sufficient to reimburse premiums paid to date by the Company and any supplemental retirement payments made pursuant to his employment contract. This agreement is secured by a collateral assignment of the policy proceeds.

     In November 2002, the Company adopted a deferred compensation plan, which permits executive officers and key employees to defer receipt of a portion of their compensation. Deferred amounts accrue hypothetical returns based upon investment options selected by the participant. Deferred amounts are paid in cash based on the value of the investment option and are generally payable following termination of employment in a lump sum or in installments as elected by the participant, but the plan permits on demand distributions, which are subject to a 10% penalty, and provides for financial hardship distributions, distributions in the event of total disability or death and distributions upon a change in control. The plan also provides for a death benefit of $500,000 for each participant. Although the plan is unfunded and represents an unsecured liability of the Company to the participants, during 2003, the Company purchased company-owned variable life insurance policies to insure the lives of the group of participants and to finance its obligations under the plan. As of December 31, 2003, the Company had deferred compensation liability of $949,462, $40,173, $14,879 and $14,284 for Mr. Stonecipher, Mr. Harp, Ms. Pinson and Mr. Williamson, respectively, included in its total deferred compensation liability of $1.4 million. At December 31, 2003, the cash value of the underlying company-owned insurance policies was $1.3 million.


Board of Director Interlocks and Insider Participation in Executive Compensation
  Decisions

     Until November 2003, the Board of Directors of the Company was responsible for establishing compensation of Harland C. Stonecipher, Chairman, Chief Executive Officer and President of the Company. The Board of Directors formed a compensation committee during 2002 as described above and the committee recommended that Mr. Stonecipher accept one-half of one percent (.5%) of Membership premiums collected in lieu of the $10 payment for each associate that participated in the Fast Start to Success training program. Mr. Stonecipher's cash compensation for 2003 was determined pursuant to his employment agreement and other arrangements with the Company approved by the Board of Directors in January 2003, as amended by the Compensation Committee's recommendation described above. Effective in November 2003, pursuant to the governance rules of the NYSE, the Compensation Committee became responsible for approving Mr. Stonecipher's annual compensation arrangements.

Report On Executive Compensation

     As previously indicated, until November 2003, the Board of Directors of the Company (the "Board") was responsible for establishing compensation of Harland
C. Stonecipher, the Chairman, Chief Executive Officer and President. The Board formed a compensation committee during 2002. The compensation committee was designed to evaluate and recommend the compensation of the executive officers of the Company to assure they are compensated effectively in a manner consistent with the overall objectives of the Company and to communicate the Company's compensation policies and the reasoning behind such policies to shareholders. The compensation committee met one time during 2003 and recommended a change in the compensation structure of Mr. Stonecipher but did not recommend any changes to the compensation of any other executive officer.

     The base salary of Mr. Stonecipher for 2003 was as provided in his employment agreement with the Company entered into in 1993. The principal terms of his employment agreement are described elsewhere herein. See "Executive Compensation and Other Information - Employment Contracts and Termination of Employment and Change-in-Control Arrangements." The level of base salary for Mr. Stonecipher in the employment agreement was determined through negotiations with Mr. Stonecipher at the time the employment agreement was entered into, and the base salaries of the other executive officers of the Company for 2003 were determined by Mr. Stonecipher based upon his assessment of the respective executive officer's performance and potential contribution to the Company's financial and operational objectives.

     Pursuant to a separate agreement, Mr. Stonecipher receives a monthly override commission of $.025 per active membership, subject to certain limitations, and a portion of the annualized commission revenue of PPL Agency, Inc., which is owned by Mr. Stonecipher as a nominee of the Company. During
2003, Mr. Stonecipher earned $297,422 pursuant to these commission-based incentive compensation arrangements. These arrangements foster the goals of the Company's compensation policy by linking a significant portion of the chief executive officer's annual compensation to the level of revenues derived from active memberships, thereby creating strong financial incentives to the chief executive officer for the continued growth of the Company's membership base. During 2003, although new membership sales decreased 6% to 671,857 compared to 773,767 during 2002, the Company's active memberships in force increased 3% to 1,418,997 at December 31, 2003 compared to 1,382,306 memberships in force at December 31, 2002. Over the last five years, the compounded growth rate of the Company's active membership base has exceeded 18% per year and earnings per share have grown from $.55 per share to $2.27 per share for 2003.

     During 1997, the Company  implemented its "Fast Start to Success"  program.
The "Fast Start to Success" program is a Company-sponsored field training program for the Company's marketing associates that utilizes audio, video and other training aides developed by the Company and is designed to increase new memberships sold and new sales associates recruited per participating associate. Participating associates are required to pay the Company a one-time training fee to offset the Company's direct and indirect costs incurred in developing and maintaining the program. Mr. Stonecipher received a payment from the Company of $10 for each marketing associate who participated in the "Fast Start to Success" program through July 2002 and such payments totaled $1,033,340 during 2002. Mr. Stonecipher was instrumental in the conception and development of the program, which the Board believes has enhanced the Company's marketing efforts and contributed to the growth of the membership base. Beginning in August 2002 and in lieu of the $10 for each Fast Start participant, Mr. Stonecipher began receiving one-half of one percent (.5%) of Membership premiums collected. This change in Mr. Stonecipher's compensation was designed to more closely link his compensation with realized membership revenues. Another change in this arrangement was made for 2003 as described above to tie the compensation based on percentage of premiums to the achievement of specified thresholds of total membership premiums in 2003 compared to membership premiums in 2002.

     The Company maintains a Stock Option Plan (the "Plan") pursuant to which the Board may grant options to purchase Common Stock to directors and employees of the Company, including the executive officers. The exercise price of options granted under the Plan may not be less than the fair market value per share of Common Stock on the date of grant. In authorizing option awards under the Plan to executive officers, the Board considers various factors including the recommendation of the Chairman, the relative responsibilities of the optionee, the Board's subjective evaluation of the optionee's performance, and the optionee's relative equity interest in the Company in the form of stock and options. The Board did not grant any options during 2003 to the Company's executive officers.

     In 2002, the Company adopted a deferred compensation plan for its executive officers as described under "Executive Contracts and Termination of Employment and Change-in-Control Arrangements." This plan is intended to supplement the Company's existing tax-qualified retirement plans to provide the participants with improved long-term retirement security.

     Section 162(m) of the Internal Revenue Code provides that the Company may be limited in deducting annual compensation in excess of $1 million paid to certain executive officers. The Board of Directors has considered the effect of
Section 162(m) on the Company's compensation program. The deferred compensation plan was adopted in 2002 in part to be responsive to the limitations of Section 162, to permit the deferral of compensation that would not otherwise be deductible under Section 162. In certain circumstances it may be in the best interests of the Company and its shareholders to retain the flexibility to pay compensation that may not be deductible under Section 162.

     The preceding report is presented by each of the current members of the Board of Directors.

    Martin H. Belsky       Peter K. Grunebaum       Steven R. Hague
      John W. Hail             Randy Harp       Harland C. Stonecipher



Shareholder Return Performance Graph

     The following graph compares the cumulative total shareholder returns of the Company's Common Stock during the five years ended December 31, 2003 with the cumulative total shareholder returns of the Russell 2000 Index and the Media General Personal Services industry index. The comparison assumes an investment of $100 on January 1, 1999 in each of the Company's Common Stock, the Russell 2000 Index and Media General's Personal Services industry index and that any dividends were reinvested.

                Comparison of Cumulative Total Return of Company,
                      Russell 2000 Index and Industry Index

                              {GRAPH APPEARS HERE}

                                      1998           1999           2000          2001           2002          2003
                                      ----           ----           ----          ----           ----          ----
PRE-PAID LEGAL SERVICES                100          72.73         77.27          66.36         79.39          79.15
MG GROUP INDEX                         100          45.49         42.41          69.15         66.98          83.96
RUSSELL 2000 INDEX                     100         119.59        114.43          115.6         90.65         131.78



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of shares of Common Stock of the Company by each person (other than directors and executive officers of the Company) known by the Company to be the beneficial owner of more than five percent of the issued and outstanding Common Stock. The information is based on Schedules 13D or 13G filed by the applicable beneficial owner with the Securities and Exchange Commission or other information provided to the Company by the beneficial owner.

                 Security Ownership of Certain Beneficial Owners
                                                                           Beneficial Ownership
                                                                        --------------------------
                                                                          Number         Percent
                                                                            of             of
               Name and Address of Beneficial Owner                       Shares          Class
               ------------------------------------                     -----------    -----------
    Thomas W. Smith
    323 Railroad Avenue
    Greenwich, CT  06830.........................................       4,038,951 (1)       24.53

    Thomas N. Tryforos
    323 Railroad Avenue
    Greenwich, CT  06830.........................................       2,852,388  (1)      17.32

    Scott Vassalluzzo
    323 Railroad Avenue
    Greenwich, CT  06830.........................................       2,800,700  (1)      17.01

---------------------
(1) Included in the shares of Common Stock indicated as beneficially owned by Thomas W. Smith ("Smith"), Thomas N. Tryforos ("Tryforos") and Scott
     Vassalluzzo ("Vassalluzzo") are 2,780,600 shares as to which they have shared voting and shared dispositive power. In addition, Smith beneficially owns 1,258,351 shares of Common Stock as to which he has sole voting and dispositive power, Tryforos beneficially owns 71,788 shares of Common Stock as to which he has sole voting and dispositive power and Vassalluzzo beneficially owns 20,100 shares of Common Stock as to which he has sole voting and dispositive power. Of the shares indicated as beneficially owned by Smith, Tryforos and Vassalluzzo, 3,138,951, 2,791,988 and 2,791,600 shares in the aggregate, respectively, are beneficially owned in their capacities as investment managers for certain managed accounts.

     Under the provisions of the Oklahoma General Corporation Act relating to acquisitions of shares exceeding 20% of the outstanding voting shares of an Oklahoma public company, 6,150 shares beneficially owned by Mr. Smith may not be voted until and unless the disinterested shareholders of the Company approve voting rights for these shares. Mr. Smith has not requested that such issue be submitted to a vote of the shareholders as required by these provisions, and, accordingly, these 6,150 shares will not be eligible to be voted at the annual meeting. Although Mr. Smith's percentage ownership exceeds 20% by more than this number of shares, his increase in ownership occurred by reason of the Company's share repurchase program which does not result in a loss of voting rights.

     The following table sets forth certain information concerning the beneficial ownership of shares of Common Stock of the Company as of April 2, 2004 by (a) each director or nominee for director of the Company, (b) each of the named executive officers, and (c) all of the directors, nominee and named executive officers of the Company as a group.

           Security Ownership of Directorsand Named Executive Officers

                                                                               Beneficial Ownership (1)
                                                                             ------------------------------
                                                                                Number of        Percent of
               Name of Director or Named Executive Officer                       Shares             Class
               -------------------------------------------                   ---------------     ----------
Harland C. Stonecipher
    One Pre-Paid Way, Ada, Oklahoma 74820..............................      1,567,042   (2)         9.28
Randy Harp.............................................................        261,877   (3)         1.57
Kathleen S. Pinson.....................................................         84,824   (4)          *
Steve Williamson.......................................................         32,519   (5)          *
Peter K. Grunebaum.....................................................         34,000   (6)          *
John W. Hail...........................................................         45,579   (7)          *
Martin H. Belsky.......................................................         30,900   (8)          *
Steven R. Hague........................................................         12,500   (9)          *
All directors and executive officers as a group (8 persons)............                  (10)       11.97

--------------------

* Less than 1%.

(1) Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The percentage of ownership for each person is calculated in accordance with rules of the Securities and Exchange Commission without regard to shares of Common Stock issuable upon exercise of outstanding stock options, except that any shares a person is deemed to own by having a right to acquire by exercise of an option are considered outstanding solely for purposes of calculating such person's percentage ownership.

(2) Included in the shares of Common Stock indicated as beneficially owned by Mr. Stonecipher are (i) 1,117,085 shares as to which he has shared voting and shared dispositive power with his wife; (ii) 30,000 shares issuable upon exercise of outstanding options held by his wife earned during the time she was a member of the Board of Directors; (iii) 19,957 shares owned under the ESOP as to which Mr. Stonecipher has sole voting power, but shared dispositive power; and, (iv) 400,000 shares issuable to Mr. Stonecipher upon exercise of outstanding options.

(3) Includes 17,827 shares owned under the ESOP as to which Mr. Harp has sole voting power, but shared dispositive power, and 218,000 shares issuable upon exercise of outstanding options.

(4) Includes 19,657 shares owned under the ESOP as to which Ms. Pinson has sole voting power, but shared dispositive power, and 20,000 shares issuable upon the exercise of outstanding options. Also, includes 3,560 shares owned under the ESOP by Ms. Pinson's husband, also an employee of the Company, as to which he has sole voting power, but shared dispositive power. Ms. Pinson disclaims beneficial ownership of shares that are owned by her husband.

(5) Includes 1,129 shares owned under the ESOP as to which Mr. Williamson has sole voting power, but shared dispositive power, 372 shares held in an individual retirement account and 31,000 shares issuable upon exercise of outstanding options.

(6)  Includes 34,000 shares issuable upon exercise of outstanding options.

(7) Includes 500 shares owned by a corporation that Mr. Hail controls and 45,000 shares issuable upon exercise of outstanding options.

(8)  Includes 30,500 shares issuable upon exercise of outstanding options.

(9)  Includes 12,500 shares issuable upon exercise of outstanding options

(10) Includes 821,000 shares issuable upon exercise of outstanding options and 62,130 shares owned under the ESOP as to which the respective executive officers and directors have sole voting power, but shared dispositive power.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Chairman, Harland C. Stonecipher, is the owner of PPL Agency, Inc. ("Agency"). The Company has agreed to indemnify and hold harmless the Chairman for any personal losses incurred as a result of his ownership of this corporation and any income earned by Agency accrues to the Company. The Company provides management and administrative services for Agency, for which it receives specified management fees and expense reimbursements.

     Agency's financial position and results of operations are included in the Company's financial statements on a combined basis. Agency earned commissions, net of amounts paid directly to its agents by the underwriter, during 2003 of $119,000 through its sales of insurance products of an unaffiliated company. Agency had net income of $20,000 for the year ended December 31, 2003 after incurring commissions earned by the Chairman of $57,000 and annual management fees paid to the Company of $36,000 for 2003.

     Mr. Stonecipher and his wife, Shirley A. Stonecipher, own Stonecipher Aviation LLC ("SA") and Mr. and Mrs. Stonecipher together with Wilburn L. Smith, National Marketing Director, own S & S Aviation LLC ("S&SA"). The Company has agreed to reimburse SA and S&SA for certain expenses pertaining to trips made by Company personnel for Company business purposes using aircraft owned by SA and S&SA. Such reimbursement represents the pro rata portion of direct operating expenses, such as fuel, maintenance, pilot fees and landing fees, incurred in connection with such aircraft based on the relative number of flights taken for Company business purposes versus the number of other flights during the applicable period. No reimbursement is made for depreciation, capital expenditures or improvements relating to such aircraft. During 2003, the Company paid $307,000 to SA and $592,000 to S&SA as reimbursement for such transportation expenses.

     John W. Hail, a director of the Company, served as Executive Vice President, Director and Agency Director of the Company from July 1986 through May 1988 and also served as Chairman of the Board of Directors of TVC Marketing, Inc., which was the exclusive marketing agent of the Company from April 1984 through September 1985. Pursuant to agreements between Mr. Hail and the Company entered into during the period in which Mr. Hail was an executive officer of the Company, Mr. Hail receives override commissions from renewals of certain Memberships initially sold by the Company during such period. During 2003 such override commissions on renewals totaled $81,000. Mr. Hail also owns interests ranging from 12% to 100% in corporations not currently affiliated with the Company, including TVC Marketing, Inc., but which were engaged in the marketing of the Company's legal service Memberships and which earn renewal commissions from Memberships previously sold. These entities earned renewal commissions of $552,000 during 2003 of which $300,000 was passed through as commissions to their sales agents.

     The Company's new office building contains two apartments, one for use by Company visitors and one for use by the Company's Chairman and Chief Executive Officer, Harland C. Stonecipher and his wife, for his convenience as well as to entertain visitors using the visitor apartment. The full Board of Directors, with Mr. Stonecipher abstaining, has approved the arrangements for the use of this apartment which require Mr. Stonecipher to pay rent to the Company at a rate of $1,000 per month, which exceeds the estimated fair market rental value based on an outside appraisal.


                COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company is required to disclose delinquent filings of reports by such persons during 2003. Based on a review of the copies of such reports and amendments thereto received by the Company, or written representations that no filings were required, the Company believes that during 2003 all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were met except as described below.

     A Form 4 for January 2004 for Mr. Grunebaum, a director of the Company, relating to two transactions was inadvertently filed three days late due to an administrative error by Mr. Grunebaum. Additionally, a Form 4 for newly elected Board member Steven R. Hague pertaining to his initial stock option grant approved by shareholders on May 29, 2003 was not filed until August 15, 2003 while Mr. Hague was waiting on receipt of his EDGAR access number issued by the Securities and Exchange Commission.

                                     VOTING

     Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. All other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter, unless otherwise required by law

     Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked "withhold authority" with respect to any one or more nominee will not affect the outcome of the nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors.

     Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy. Shares represented by proxies returned by brokers where the brokers' discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxies.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP served as the Company's independent accountants for the year ended December 31, 2003. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.



                          ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report to Shareholders for the year ended December 31, 2003, including audited financial statements, accompanies this Proxy Statement. The Annual Report is not incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.


                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission is available without charge to any shareholder of the Company who requests a copy in writing from the Company, Attn.: Janice Stinson, Investor Relations, One Pre-Paid Way, Ada, Oklahoma 74820.


                    PROPOSALS OF SHAREHOLDERS AND NOMINATIONS

     The Board of Directors will consider properly presented proposals of shareholders intended to be presented for action at the Annual Meeting of Shareholders. Such proposals must comply with the applicable requirements of the Securities and Exchange Commission and the Company's bylaws. Under the Company's bylaws, a notice of intent of a shareholder to bring any matter before a meeting shall be made in writing and received by the Secretary of the Company not more than 150 days and not less than 90 days in advance of the annual meeting or, in the event of a special meeting of shareholders, such notice shall be received by the Secretary of the Company not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to shareholders. Every such notice by a shareholder shall set forth: (a) the name and address of the shareholder who intends to bring up any matter; (b) a representation that the shareholder is a registered holder of the Company's voting stock and intends to appear in person or by proxy at the meeting to bring up the matter specified in the notice; (c) with respect to notice of an intent to make a nomination, a description of all understandings among the shareholder and each nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors of the Company; and (d) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter. Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as a director of the Company, if elected. All shareholder proposals should be sent to the Secretary of the Company at One Pre-Paid Way, Ada, Oklahoma 74820.

     A shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be included in the Company's proxy statement relating to the 2005 Annual Meeting must be received no later than January 28, 2005. To be considered for presentation at the 2005 Annual Meeting, although not included in the Proxy Statement for such meeting, a proposal must be received within the time period set forth in the Company's bylaws as described above. In addition, the proxy solicited by the Board of Directors for the 2005 Annual Meeting will confer discretionary authority to vote on any such shareholder proposal presented at the 2005 Annual Meeting unless the Company is provided with notice of such proposal no later than ninety days prior to the date of the 2005 annual meeting.

     The nominating committee has a charter which is posted on the Company's website at www.prepaidlegal.com. The nominating committee has not adopted a separate policy relating to nomination of directors by shareholders because the procedure for nomination is governed by the Company's bylaws described above. The criteria for nomination of directors are set forth in the nominating committee charter and the charter does not address specific minimum qualifications or skills that a nominee or board member must have. The process used by the nominating committee for identifying and evaluating nominees for the Company's board consists of reviewing qualifications of candidates suggested by management, other board members or shareholders, including personal interviews of the candidate. The specific requirements for nominees from shareholders provided by the Company's bylaws described above are required to be followed. The Company has not previously received nominees from shareholders and, accordingly, is unable to determine whether the process for evaluation of shareholder nominees differs from the process for evaluation of other nominees.


                                  OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the Annual Meeting or any adjournment thereof, it is intended that the proxy solicited hereby be voted as to any such matter in accordance with the recommendations of the Board of Directors of the Company.


          APPENDIX TO PROXY STATEMENT OF PRE-PAID LEGAL SERVICES, INC.
                             AUDIT COMMITTEE CHARTER

                          PRE-PAID LEGAL SERVICES, INC.

                             AUDIT COMMITTEE CHARTER
                 (As approved by the Board on November 7, 2003)

Purpose

The Audit  Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. The Board shall use its best efforts to assure that at least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but no less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10(A)(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit an permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain outside legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for payment of compensation to the outside legal, accounting or other advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

The Audit Committee shall:

Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2. Review and discuss with management and the independent auditor the Company's quarterly financial statements, including disclosures made in managements discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

4. Review and discuss at least annually prior to filing of the audit report with the Commission, reports from the independent auditors on:

     (a)  All critical accounting policies and practices to be used.

     (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

     (c)  Other material written  communications between the independent auditor
          and  management,   such  as  any  management  letter  or  schedule  of
          unadjusted differences.

5. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.   Discuss  with  management  and  the  independent   auditor  the  effect  of
     regulatory  and  accounting   initiative  as  well  as  off-balance   sheet
     structures on the Company's financial statements.

7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

10.  Review and evaluate the lead partner of the independent auditor team.

11. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company as required by Independence Standards Board Standard No. 1. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12. Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13. Set the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

15. Obtain from the independent auditor assurances that Section 10B of the Exchange Act has not been implicated.

Oversight of the Company's Internal Audit Function

16. Review the appointment of and replacement of one or more individuals responsible for the internal audit function.

17. Review the significant reports to management prepared by the internal auditing department and management's responses.

18. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

19. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

20. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

21. Discuss with the Company's legal counsel any matters that may have a material impact on the financial statements or the Company's compliance policies.

22.  Review and approve all related party transactions.

23.  Recommend and periodically review the Company's Code of Ethics.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.



                             YOUR VOTE IS IMPORTANT!
You can vote one of three ways:
     1. Vote by Telephone.
     2. Vote by Internet.
     3. Vote by Mail.
                                VOTE BY TELEPHONE
Your Telephone vote is quick, easy and immediate. Just follow these easy steps:
     1. Read the accompanying Proxy Statement.
     2. Using a Touch-Tone Telephone, call Toll Free 1-800-758-6973 and follow the instructions.
     3. When instructed, enter the Control Number, which is printed on the bottom of the back-side of your proxy card.
     4. Follow the simple recorded instructions.
Please note that all votes cast by Telephone must be made prior to 5:00 p.m. Central Time, May 26, 2004.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated, and returned the proxy card.

       If you vote by telephone, please do not return your proxy by mail.

                                VOTE BY INTERNET
Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:
     1. Read the accompanying Proxy Statement.
     2. Visit our Internet voting site at http://www.eproxyvote.com/ppd and follow the instructions on the screen.

Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, May 26, 2004.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

     If you vote by Internet, please do not return your proxy card by mail.

                                  VOTE BY MAIL
To vote by mail, read the accompanying Proxy Statement then complete, sign and date the proxy card below. Detach the card and return it in the envelope provided herein.

  IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, DETACH PROXY CARD AND RETURN.


                                      PROXY

                          PRE-PAID LEGAL SERVICES, INC.
               Proxy Solicited on Behalf of the Board of Directors
      Annual Meeting of the Shareholders to be held on Friday, May 28, 2004

     The undersigned shareholder of Pre-Paid Legal Services, Inc., an Oklahoma corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 16, 2004, and hereby appoints Randy Harp and Kathleen S. Pinson, or either of them, as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of the Company, to be held in the Liberty Auditorium at the Company's corporate offices located at One Pre-Paid Way in Ada, Oklahoma, on Friday, May 28, 2004, at 1:00 p.m., local time, and at any adjournment thereof, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

(1) Election of directors:
        ____     FOR Peter K. Grunebaum
        ____     WITHHOLD AUTHORITY to vote for Peter K. Grunebaum

(2) In their discretion, upon such matters as may properly come before the meeting or any adjournment or adjournments thereof.
   PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.



THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE NOMINEE LISTED IN ITEM 1. IF ANY OTHER MATTERS ARE BROUGHT BEFORE THE MEETING OR IF THE NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT FOR ELECTION AS A DIRECTOR IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEES AS THE BOARD MAY RECOMMEND.

               DATED:                                                    , 2004
                     ----------------------------------------------------

               ----------------------------------------------------------------
               Printed Name(s) of Shareholder(s)

               Signature(s)
                           -----------------------------------------------------


                           -----------------------------------------------------

               (Please sign exactly as name appears on the proxy card. If shares are held jointly, only one holder is required to sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, limited liability company or other entity, please sign in the name of the entity by an authorized person.)





          APPENDIX TO PROXY STATEMENT OF PRE-PAID LEGAL SERVICES, INC.
               CONTAINING SUPPLEMENTAL INFORMATION REQUIRED TO BE
               PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION

     The following is information required to be provided to the Securities and Exchange Commission in connection with the Definitive Proxy Materials of Pre-Paid Legal Services, Inc. (the "Company") in connection with the 2004 Annual Meeting of Shareholders of the Company. This information is not deemed to be a part of the Proxy Statement and will not be provided to shareholders in connection with the Proxy Statement.

1. The Company anticipates that the definitive Proxy Materials will be mailed to the shareholders on or about April 26, 2004.